UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

Immunovant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38906	83-2771572
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

320 West 37th Street New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 19, 2020, Immunovant, Inc., or Immunovant, held its Annual Meeting of Stockholders, or the Annual Meeting. At the Annual Meeting, Immunovant’s stockholders voted on the two proposals set forth below. A more detailed description of each proposal is set forth in Immunovant’s Proxy Statement filed with the Securities and Exchange Commission on July 9, 2020.

Proposal 1 – Election of Directors

Peter Salzmann, M.D., M.B.A., Andrew Fromkin and George Migausky were each elected to serve as a director of Immunovant’s Board of Directors until the 2021 Annual Meeting of Stockholders and until his successor is duly elected or until his earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Salzmann, M.D., M.B.A.	62,768,934	169,293	5,803,358
Andrew Fromkin	62,768,934	169,293	5,803,358
George Migausky	62,768,934	169,293	5,803,358

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP as Immunovant’s independent registered public accounting firm for the year ending March 31, 2021, by the following votes:

Votes For	Votes Against	Votes Abstain
68,564,125	0	177,460

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVANT, INC.

By:	/s/ Pamela Yanchik Connealy
Pamela Yanchik Connealy
Chief Financial Officer

Date: August 21, 2020